Exhibit 10.17

FIRST AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

This First Amended and Restated Debt Conversion Agreement (this “Agreement”) to the Original Debt Conversion Agreement (as defined below) is made and entered into as of July 24, 2020 (the “Effective Date”) by and between The OLB Group, Inc. (the “Company” or the “Borrower”) and John Herzog (the “Lender,” and together with the Company, the “Parties” and each, a “Party”).

WHEREAS, the Parties entered into that certain Debt Conversion Agreement dated as of May 13, 2020 (the “Original Debt Conversion Agreement”);

WHEREAS, the Parties now wish to amend and restate the Original Debt Conversion Agreement to provide for, among other things, an increase in the Aggregate Pre-Offering Debt Amount and the conversion of the Aggregate Pre-Offering Debt Amount into shares of Series A Preferred Stock, Series A Warrants and Series B Warrants (each as defined below and, together, the “Conversion Securities”);

WHEREAS, Borrower has advised Lender that it intends to conduct a public offering of its securities, with each unit (the “Units”) offered comprising of one share of common stock, two Series A Warrants and one-half of one Series B Warrant (the “Offering”);

WHEREAS, immediately prior to the date hereof, the aggregate outstanding balance due and owing to the Lender was $3,582,355 (the “Debt”);

WHEREAS, immediately prior to the Offering, Lender will convert (the “Debt Conversion”) the Debt plus any additional accrued but unpaid amounts on such Debt (the “Aggregate Pre-Offering Debt Amount”), pursuant to Section 1 of this Agreement into: (a) shares of a to be created series of preferred stock, to be designated as Series A Preferred Stock, with such terms and conditions as described in the Certificate of Designations of Series A Preferred Stock in the form attached hereto as Exhibit A (the “Series A Preferred Stock”), at a rate of $1,000 per share of Series A Preferred Stock; (b) share purchase warrants to purchase shares of the Company’s common stock , with such terms and conditions as described in the form attached hereto as Exhibit B (the “Series A Warrants”); and (c) share purchase warrants to purchase shares of the Company’s common stock, with such terms and conditions as described in the form attached hereto as Exhibit C (the “Series B Warrants,” and, together with the Series A Preferred Stock and Series A Warrants, the “Conversion Securities”);

WHEREAS, following such Debt Conversion, there will be no balance due and owing to the Lender by the Borrower.

NOW, THEREFORE, BE IT, in consideration of the mutual covenants and promises of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Debt Conversion. Immediately prior to the Closing of the Offering, the Lender hereby elects and agrees to convert its Aggregate Pre-Offering Debt Amount into: (a) such number of shares of Series A Preferred Stock equal to the Aggregate Pre-Offering Debt Amount divided by $1,000; (b) such number of Series A Warrants equal to two (2) times the Aggregate Pre-Offering Debt Amount divided by the public offering price of the Units; and (c) such number of Series B Warrants equal to fifty percent (50%) of the Aggregate Pre-Offering Debt Amount divided by the public offering price of the Units. The parties acknowledge and agree that should the Offering not successfully close after the consummation of the Debt Conversion, the Lender shall transfer the Conversion Securities back to the Company for cancellation and the Lender’s Aggregate Pre-Offering Debt Amount shall be re-established and become an obligation of the Company in accordance with the current terms of such indebtedness.

2. Closing Deliveries. On or prior to the Effective Date:

(a) the Lender shall deliver to the Company an executed counterpart signature page to this Agreement (the “Lender Closing Deliveries”); and

(b) the Company shall deliver to the Lender (i) an executed counterpart signature page to this Agreement; (ii) a copy of the form of Certificate of Designation of Series A Preferred Stock; (iii) an executed copy of the form of Series A Warrant ; and (iv) an executed copy of the form of Series B Warrant (collectively, the “Company Closing Deliveries”).

3. Representations and Warranties of Lender. The Lender hereby represents and warrants to the Company that, as of the date hereof:

(a) the Lender is the beneficial and record owner of the Debt, free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, rights of first refusal, mortgages, indentures, security agreements or other encumbrances of any kind or nature whatsoever;

(b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Lender;

(c) the Lender has all requisite power, authority and legal capacity to enter into, and consummate the transactions contemplated by, this Agreement;

(d) this Agreement has been duly executed and delivered by such Lender and constitutes a legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms and conditions; and

(e) the execution, delivery and performance of this Agreement by the Lender, and the consummation of the transactions contemplated hereby, will not require any notice to, or consent, waiver, authorization or approval from, any other person or entity that has not already been obtained.

4. Miscellaneous.

(a) The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflicts of law.

(b) Each Party shall cooperate and take such action as may be reasonably requested by the other Party to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(c) All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Lender’s acquisition of the Conversion Securities;

(d) Each Party hereby agrees that this Agreement may not assigned without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Lenders, and their respective successors and permitted assigns.

(e) This Agreement, including the exhibits, contains the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth in or provided for in this Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the transactions contemplated by this Agreement.

(f) This Agreement may be executed in multiple original or facsimile counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above, to be effective as of the Effective Date.

THE COMPANY

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: Chief Executive Officer

LENDER

/s/ John Herzog
Name: John Herzog